UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 October 8, 1998



                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-16114                47-0681813
      (State or other             (Commission              (IRS Employer
      jurisdiction of            File Number)           Identification No.)
      incorporation)


               10810 Farnam Drive, Suite 200, Omaha Nebraska 68154 (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code
                                 (402) 392-3900





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Item 5.   OTHER EVENTS.

         On October 8, 1998, InaCom, a Delaware corporation ("InaCom"), and Vanstar Corporation, a Delaware corporation ("Vanstar"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by which InaCom will acquire Vanstar through the merger of a wholly-owned subsidiary of InaCom with and into Vanstar. Under the terms of the Merger Agreement, Vanstar stockholders will receive .64 shares of InaCom common stock in exchange for each share of Vanstar common stock held by them upon consummation of the merger. The transaction, which is subject to regulatory and stockholder approval, pooling of interests accounting treatment and certain other customary closing conditions, is expected to close during the fourth quarter of 1998 or the first quarter of 1999. The merger is intended to be a tax-free exchange. In connection with the transaction, InaCom has agreed to increase the size of its Board of Directors from nine to 13 members, with three of the additional members designated by Vanstar from its current board and one of the additional members designated by Warburg, Pincus Capital Company, L.P.

         Warburg Pincus, holder of 38% of the outstanding Vanstar common stock, executed an agreement to vote its shares for approval of the Merger Agreement at the special stockholders meeting of Vanstar to be held for that purpose.

         As inducements to enter into the Merger Agreement, (i) InaCom granted Vanstar an option to purchase up to 19.9% of the shares of InaCom common stock at an exercise price of $17-3/8 per share and (ii) Vanstar granted InaCom an option to purchase up to 19.9% of the shares of Vanstar common stock at an exercise price of $9-1/8 per share. Each option is exercisable following an acquisition proposal for the issuing company and the occurrence of certain further triggering events, none of which has occurred as of the date hereof.

         The foregoing description of the terms of the transaction is qualified in its entirety by reference to the Merger Agreement, the voting agreement and the option agreements all of which are attached hereto as exhibits.

Item 7.        Exhibits.

         99.1.    Agreement and Plan of Merger dated as of October 9, 1998

         99.2     Voting Agreement dated as of October 8, 1998

         99.3     InaCom Stock Option Agreement dated as of October 8, 1998

         99.4     Vanstar Stock Option Agreement dated as of October 8, 1998

         99.5     Joint Press Release issued October 9, 1998



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INACOM CORP.

October 9, 1998                      /s/ David C. Guenthner
                                     By:______________________
                                         David C. Guenthner
                                         Executive Vice President and
                                         Chief Financial Officer


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                        INDEX TO EXHIBITS


      Exhibit                               Description

         99.1.    Agreement and Plan of Merger dated as of October 8, 1998

         99.2     Voting Agreement dated as of October 8, 1998

         99.3     InaCom Stock Option Agreement dated as October 8, 1998

         99.4     Vanstar Stock Option Agreement dated as of October 8, 1998

         99.5     Joint Press Release issued October 9, 1998


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